UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2009

Harley-Davidson, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3700 West Juneau Avenue, Milwaukee, Wisconsin 53208

(Address of principal executive offices, including zip code)

(414) 342-4680

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.	Entry into a Material Definitive Agreement.

To the extent the entry by Harley-Davidson, Inc. (the “Company”) into the agreements described in Item 8.01 constitutes the Company’s entry into a material definitive agreement, the text of Item 8.01 is incorporated by reference herein.

Item 8.01.	Other Events.

On February 3, 2009, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as representatives of the several underwriters listed therein (the “Underwriters”), pursuant to which the Company agreed to sell, and the Underwriters agreed to purchase, subject to the terms and conditions set forth therein, $600 million aggregate principal amount of the Company’s 15.00% Senior Notes Due 2014 (the “Notes”), in a public offering (the “Offering”). The Offering is expected to close on February 5, 2009.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions. The description of the Underwriting Agreement set forth above is qualified by reference to the Underwriting Agreement filed as Exhibit 1 to this Current Report on Form 8-K and incorporated herein by reference.

In the ordinary course of their respective businesses, the Underwriters or their affiliates have performed and may in the future perform certain commercial banking, investment banking and advisory services for the Company and its subsidiaries from time to time for which they have received and may receive in the future customary fees and expenses.

The Notes will be issued under an Indenture (the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), in substantially the form filed by the Company with the Securities and Exchange Commission (the “SEC”) as an exhibit to its Registration Statement on Form S-3 (Registration No. 333-156060) (the “Registration Statement”), to which the offering of the Notes relates, and an officers’ certificate establishing the terms and providing for the issuance of the Notes. The Indenture provides for customary events of default and further provides that if an event of default occurs and is continuing with respect to any series of the debt securities under the Indenture, then the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the debt securities of that series to be due and payable immediately. In addition, in the case of an event of default arising from certain events of bankruptcy, insolvency or reorganization, all outstanding debt securities under the Indenture will become due and payable immediately. The Notes are callable only pursuant to a make whole redemption feature.

The Notes are registered under the Securities Act of 1933, as amended, pursuant to the Registration Statement. The Company is filing certain exhibits as part of this Current Report on Form 8-K in connection with its filing with the SEC of a final prospectus supplement dated February 3, 2009 and a prospectus dated December 10, 2008 related to the Offering. See “Item 9.01. Financial Statements and Exhibits.”

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(1)	Underwriting Agreement, dated February 3, 2009, by and among Harley-Davidson, Inc. and Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc. as representatives of the several underwriters named therein.

(5)	Opinion of Foley & Lardner LLP, dated February 3, 2009, with respect to the 15.00% Senior Notes Due 2014 of Harley-Davidson, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.

Date: February 4, 2009	By:	/s/ Tonit M. Calaway
Tonit M. Calaway
Assistant Secretary

HARLEY-DAVIDSON, INC.

FORM 8-K

EXHIBIT INDEX

Exhibit Number	Description
(1)	Underwriting Agreement, dated February 3, 2009, by and among Harley-Davidson, Inc. and Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc. as representatives of the several underwriters named therein.

(5)	Opinion of Foley & Lardner LLP, dated February 3, 2009, with respect to the 15.00% Senior Notes Due 2014 of Harley-Davidson, Inc.